Exhibit 23.1


                          INDEPENDENT AUDITOR'S CONSENT




We consent to the incorporation by reference of our report dated February 8, 1999 accompanying the financial statements of Simtek Corporation in the Form S-3 Registration Statement of Simtek Corporation and to the use of our name and the statements with respect to us, as appearing under the heading "Experts" in the Registration Statement.




HEIN + ASSOCIATES LLP


Denver, Colorado
April 26, 1999